UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 19, 2007

MMC ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51968	98-0493819
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Broadway, Suite 907 New York, NY	10004
(Address of Principal Executive Offices)	(Zip Code)

(212) 977-0900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

On April 19, 2007, MMC Energy, Inc. (the “Company”) effected a one-for-ten reverse stock split of its capital stock. The reverse stock split was previously approved by the Company’s Board of Directors and by the Company’s Stockholders pursuant to Section 242 of the General Corporation Law of the State of Delaware.

Pursuant to the reverse stock split, each holder of the Company’s common stock on the date of effectiveness of the reverse stock split became entitled to receive one new share of common stock in exchange for every ten shares of old common stock held by such stockholder.

No fractional shares of common stock will be issued as a result of the reverse stock split. Holders of the Company’s common stock otherwise entitled to fractional shares as a result of the reverse stock split will receive cash payment in lieu of such fractional shares.

The Company’s new CUSIP number is 55312Q208.

On April 20, 2007, the Company issued a press release announcing the effectiveness of the reverse stock split. The press release is attached to this Current Report on Form 8-K as an exhibit and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2007, the Company filed a Certificate of Amendment to its Certificate of Incorporation with the Delaware Secretary of State to effect the reverse stock split. The Certificate of Amendment is attached to this Current Report on Form 8-K as an exhibit and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

3.3	Certificate of Amendment to the Certificate of Incorporation of the Company.

99.1	Press Release, dated April 20, 2007, announcing the approval of a ratio of one-for-ten for the previously authorized reverse stock split.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 20, 2007	MMC ENERGY, INC.

	By:	/s/ Denis Gagnon
Name: Denis Gagnon
Title: Chief Financial Officer